UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

ARCH CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT		06851
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders

Arch Chemicals, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders on April 28, 2011. Of the 25,430,363 shares of common stock entitled to vote at such meeting, at least 23,483,046 shares were present for purposes of a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Item No. 1:	All of the board’s nominees for director were elected to serve as Class III directors with terms expiring in 2014, by the votes set forth in the table below:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES

Michael E. Campbell	21,416,577	789,640	1,276,828
David Lilley	21,771,440	434,777	1,276,828

Item No. 2:	The shareholders approved the Company’s 1999 Stock Plan for Non-Employee Directors, by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,189,956	1,977,339	38,922	1,276,828

Item No. 3:	The shareholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,269,386	777,600	159,230	1,276,828

Item No. 4:	The shareholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on an annual basis, by the votes set forth in the table below:

ONE-YEAR FREQUENCY VOTE	TWO-YEAR FREQUENCY VOTE	THREE-YEAR FREQUENCY VOTE	ABSTAIN	BROKER NON-VOTES
19,794,616	72,863	2,201,792	136,945	1,276,828

Item No. 5:	The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011 was ratified by the shareholders, by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,247,839	188,357	46,850	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CHEMICALS, INC.

By:	/s/ Joseph P. Lacerenza
Name: Joseph P. Lacerenza Title: Senior Deputy General Counsel and Secretary

Date: May 4, 2011